Exhibit 5.1
                , 2026
Genneia S.A.
Nicolás Repetto 3676, 3er Piso,
Olivos, Province of Buenos Aires,
Argentina
Re: Genneia S.A. - Registration Statement on Form F-1
Ladies and Gentlemen:
We have acted as special Argentine counsel to Genneia S.A. (the “Company”), a corporation (sociedad anónima) organized under the laws of the Republic of Argentina, and the Selling Shareholders (as defined below), in connection with the preparation and filing by the Company with the Securities and Exchange Commission (the “Commission”), under the Securities Act of 1933, as amended, of a Registration Statement on Form F-1 (File No. 333-297219) (as amended to the date hereof, the “Registration Statement”) for the offering (i) by the Company of new Class B shares of the Company’s common stock (the “New Class B Shares”), and (ii) by certain shareholders named therein of existing Class B Shares (the “Existing Class B Shares”, and together with the New Class B Shares, the “Class B Shares”). The Class B Shares may be (i) deposited pursuant to a Deposit Agreement among the Company, JPMorgan Chase Bank, N.A., as depositary (the “Depositary”) and the holders and beneficial owners from time to time of ADSs representing the Class B Shares, and (ii) delivered in the form of ADSs. Each ADS represents        Class B Shares. Terms not defined herein shall have the meaning ascribed to them in the Registration Statement.
In such capacity, we have examined the Registration Statement, the by-laws of the Company, as amended, the shareholders’ meeting minute dated January 7, 2026, the board of directors’ meeting minutes dated April 6, 2026, and the resolution by the authorized officer (subdelegate) of the Company dated                , 2026 (collectively, the “Resolutions”) and such other documents as we have considered necessary for the purpose of giving this opinion.
In giving this opinion we have assumed that:
(i)all documents submitted to us as facsimile or copy or specimen documents conform to their originals;
(ii)the signatures on the originals, certified copies or copies of all documents submitted to us are genuine;
(iii)that signatures, stamps and seals on all documents examined by us (whether original documents or copies of such documents) are genuine;
(iv)all documents submitted to us as originals are authentic;
(v)the truth and accuracy of the representations and all matters of fact set forth in all relevant documents furnished to us by the Company, its subsidiaries and their

Ing. Enrique Butty 275, 12 - (C1001AFA) Ciudad de Buenos Aires, Argentina. Tel: (+5411) 5171-2300 www.bruchou.com officers and directors (but not any legal conclusion to the extent we express an opinion with respect thereto);
(vi)that there are no facts or circumstances or matters or documents which may be material to the opinion set out herein which, notwithstanding our reasonable inquiry, have not been disclosed to us; and
(vii)that all documents have been validly authorized, executed and delivered by all of the parties thereto (other than the Company and the Selling Shareholders).
We have not made any investigation of the laws of any jurisdiction outside Argentina and this opinion is given solely in respect of the laws of Argentina, as of the date hereof and not in respect of any other law. In particular, we have made no independent investigation of the laws of the State of New York or of any other jurisdiction as a basis for the opinions stated herein and do not express or imply any opinion on such laws.
Based on the above assumptions, we are of the opinion that:
1. The Company is a corporation (sociedad anónima) duly organized and validly existing as a corporation in good standing under the laws of Argentina; and
2. All of the outstanding shares of capital stock of the Company (including the Existing Class B Shares underlying the ADSs being offered as set forth in the Registration Statement) have been duly authorized, validly and legally issued and subscribed, and are fully paid and non-assessable.
3. All of the New Class B Shares (including the New Class B Shares underlying the ADSs being offered as set forth in the Registration Statement), have been duly authorized, and upon delivery of such New Class B Shares against payment therefor in accordance with the terms of the Registration Statement and the underwriting agreement to be entered into among the Company, the Selling Shareholders and the underwriters named therein, the New Class B Shares will be validly and legally issued and subscribed, fully paid and non-assessable.
This opinion is limited to the matters expressly stated herein and does not extend to, and is not to be read as extended by implication to, any other matter.
We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us under the captions “Legal Matters” and “Enforceability of Civil Liabilities” in the prospectus forming a part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended.
Sincerely yours,
/s/ José María Bazán
José María Bazán
Bruchou & Funes de Rioja

Ing. Enrique Butty 275, 12 - (C1001AFA) Ciudad de Buenos Aires, Argentina. Tel: (+5411) 5171-2300 www.bruchou.com